EXHIBIT 99.1
Citizens Community Bancorp, Inc. Earns $5.5 Million, or $0.50 Per Share in 1Q21;
Record Quarterly Earnings Increase 54% from 4Q20 Earnings;
Asset Quality Continues to Improve

EAU CLAIRE, WI, April 26, 2021 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or “CCFBank”), today reported earnings of $5.5 million or $0.50 per diluted share for the quarter ended March 31, 2021 compared to $3.6 million, or $0.32 per diluted share for the quarter ended December 31, 2020, and $2.6 million, or $0.23 per diluted share for the quarter ended March 31, 2020. Net income as adjusted (non-GAAP)1 was $5.6 million or $0.51 per diluted share for the first quarter of 2021, compared to $3.7 million, or $0.33 per diluted share for the preceding quarter and $2.6 million or $0.23 per diluted share for the first quarter a year ago.

The Company’s first quarter 2021 operating results reflected: (1) lower net interest income largely resulting from decreased accretion due to reductions of purchased credit impaired loan payoffs, partially offset by higher accretion of deferred fees on the Small Business Administration’s Paycheck Protection Program (SBA PPP) debt forgiveness; (2) no loan loss provisions, primarily due to loan shrinkage, lower net charge-offs and no provision related to economic uncertainty recorded in 2020; (3) a slow-down in the refinancing market which led to decreased, yet strong gain on sale of loans; and (4) a decrease in non-interest expenses largely due to a reversal of $0.9 million of previously recorded MSR impairment as forecasted future prepayments slowed, and no branch closure costs, offset by modestly higher compensation expense and $0.1 million of debt termination costs.

Book value per share was $14.75 at March 31, 2021 compared to $14.52 at December 31, 2020 and $13.27 at March 31, 2020. Tangible book value per share (non-GAAP)5 was $11.39 at March 31, 2021 compared to $11.18 at December 31, 2020 and $9.80 at March 31, 2020. Book value per share increased $1.48 over the past 12 months, an 11% increase from March 31, 2020. Tangible book value per share increased $1.59 over the past 12 months, a 16% increase from March 31, 2020.

“I am pleased with our Team’s effort in building a strong culture focused on deepening our customer relationships has translated into strong financial results. Our continued focus on building tangible book value, improving asset quality and expense management was demonstrated in the quarter and year over year. Tangible book value increased 16% year over year and the cash dividend was increased 10% to $0.23 per share paid in the first quarter, despite operating in an uncertain environment. Nonperforming assets declined 19% in the quarter and have declined over 50% in the past 12 months. I am optimistic that with COVID-19 vaccinations increasing, our branch lobbies reopening in June, and our cold winter coming to a close, that loan demand should increase, especially since unemployment rates in our markets are below the national averages,” said Stephen Bianchi, Chairman, President and Chief Executive Officer. “We also assisted our business and farming customers seeking a second draw of SBA PPP loans, with the expected $3.3 million of deferred fees to be accreted over the life of the loans,” continued Bianchi.

March 31, 2021 Highlights: (as of or for the 3-month period ended March 31, 2021 compared to December 31, 2020 and March 31, 2020.)

•Record quarterly earnings of $5.5 million, or $0.50 per diluted share for the first quarter ended March 31, 2021 were led by a continued strong mortgage origination climate, no loan loss provision and lower non-interest expenses supported by a reversal in mortgage servicing rights impairment charges. For the quarter ended December 31, 2020, earnings were $3.6 million or $0.32 per diluted share.
•Stockholders’ equity as a percent of total assets was to 9.27% at March 31, 2021 compared to 9.74% at December 31, 2020. Tangible common equity as a percent of tangible assets (non-GAAP)5 was 7.32% at March 31, 2021 compared to 7.67% at December 31, 2020. These decreases were due to strong deposit growth which increased liquidity and resulted in asset growth.
•No loan loss provisions were realized during the quarter ended March 31, 2021 due to improved asset quality, a smaller balance of loans receivable and lower charge-off activity. Economic conditions in our markets continued to improve from those seen in the last quarter of 2020. This has led to improving trends for businesses most impacted by the pandemic, but further improvements in their prospects will depend on the timing and efficacy of vaccinations, and related impact on consumer behavior and business activities.
•The Bank’s COVID-19 related modifications under Section 4013 of the CARES Act totaled $57.3 million, or 5% of gross loans at March 31, 2021 versus $61 million, or 5% of gross loans at December 31, 2020. At March 31, 2021, hotel industry sector loans represent $48.9 million of the approved deferrals. Approximately $39 million of commercial loan modifications are scheduled to make their principal and interest payment in the second quarter. Approximately 45% of these dollars had a contractual payment due in April and all borrowers made this payment.
•The allowance for loan losses on originated loans, excluding SBA PPP loans, increased to 1.84% at March 31, 2021 from 1.77% at December 31, 2020. Since SBA PPP loans are guaranteed by the SBA, they are excluded from this reserve calculation. Additionally, loans resulting from Bank acquisitions were effectively marked to market value at the time of their acquisition and were also excluded from this reserve calculation. The allowance for loan losses of $16.9 million, is allocated $15.0 million to the originated loan portfolio and $1.9 million to the acquired loan portfolio.
•Nonperforming assets continued to decline and at March 31, 2021 were $9.3 million compared to $11.5 million one quarter earlier or a reduction of 19.3%.

Balance Sheet and Asset Quality

Total assets increased $83.2 million during the quarter to $1.73 billion at March 31, 2021 compared to $1.65 billion at December 31, 2020. This increase was approximately the same as the increase in deposits of $84.9 million.
Securities available for sale increased $41.0 million during the quarter ended March 31, 2021 to $185.2 million from $144.2 million at December 31, 2020. The Bank’s securities held to maturity increased $13.9 million in the quarter. This growth was largely through the purchase of 30-year agency mortgage-backed securities. These purchases allowed the Bank to modestly reduce the asset sensitive interest rate profile from December 31, 2020.

Loans receivable decreased by $45.5 million to $1.19 billion at March 31, 2021. The originated loan portfolio before SBA PPP loans decreased $18.3 million in the quarter. This decrease included the repayment of $5.5 million of draws on a line of credit originated the last business day of December and repaid on the first business day of January. Total SBA PPP loans decreased $4.8 million due to debt forgiveness of $52 million, offset by strong new SBA PPP second round loan originations of $47 million. Acquired loans decreased by $22.6 million. This decrease was partially due to reductions in agricultural real estate due to the borrower requesting a long-term fixed-rate loan which the Bank facilitated using Farmer Mac financing.
The allowance for loan losses modestly decreased to $16.9 million at March 31, 2021, representing 1.41% of loans receivable compared to $17.0 million at December 31, 2020, representing 1.38% of loans receivable. Excluding the SBA PPP loans, which are guaranteed by the SBA, the allowance for loan losses was 1.57% at March 31, 2021 compared to 1.53% at December 31, 2020. Approximately 22% of the loan portfolio at March 31, 2021 consists of loans purchased through whole bank acquisitions resulting in these loans being recorded at fair market value at acquisition. The allowance for loan losses as a percent of originated loans excluding PPP loans was 1.84% at March 31, 2021 compared to 1.77% at December 31, 2020. For the quarter ended March 31, 2021, the Bank had net charge-offs of $183,000.

Allowance for Loan Losses Percentages
(in thousands, except ratios)

	March 31, 2021	December 31, 2020	September 30, 2020	March 31, 2020
Originated loans, net of deferred fees and costs	$817,261	$835,769	$777,340	$789,346
SBA PPP loans, net of deferred fees	115,920	120,711	135,177	—
Acquired loans, net of unamortized discount	258,945	281,101	317,622	391,605
Loans, end of period	$1,192,126	$1,237,581	$1,230,139	$1,180,951
SBA PPP loans, net of deferred fees	(115,920)	(120,711)	(135,177)	—
Loans, net of SBA PPP loans and deferred fees	$1,076,206	$1,116,870	$1,094,962	$1,180,951
Allowance for loan losses allocated to originated loans	$15,028	$14,819	$12,809	$10,850
Allowance for loan losses allocated to other loans	1,832	2,224	2,027	985
Allowance for loan losses	$16,860	$17,043	$14,836	$11,835
Non-accretable difference on purchased credit impaired loans	$966	$1,087	$1,661	$4,327
ALL as a percentage of loans, end of period	1.41%	1.38%	1.21%	1.00%
ALL as a percentage of loans, net of SBA PPP loans and deferred fees	1.57%	1.53%	1.35%	1.00%
ALL allocated to originated loans as a percentage of originated loans, net of deferred fees and costs	1.84%	1.77%	1.65%	1.37%

Nonperforming assets decreased 19.3% to $9.3 million or 0.54% of total assets at March 31, 2021 compared to $11.5 million or 0.70% of total assets at December 31, 2020. Included in nonperforming assets at March 31, 2021 are $6.5 million of nonperforming assets acquired during recent whole-bank acquisitions. Originated nonperforming assets were $2.8 million, or 0.16% of total assets for the most recent quarter. Over the past year, nonperforming assets declined 52% from $19.2 million at March 31, 2020 to $9.3 million at March 31, 2021.

Substandard and special mention loans increased $4.5 million during the quarter ended March 31, 2021 largely due to one hotel loan that moved to special mention. This loan is currently in payment deferral status. Over the past year, total criticized loans decreased 31.3% from $57.8 million at March 31, 2020 to $39.7 million at March 31, 2021.

	(in thousands)
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Special mention loan balances	$13,659	$6,672	$7,777	$19,958	$19,387
Substandard loan balances	26,064	28,541	32,922	35,911	38,393
Criticized loans, end of period	$39,723	$35,213	$40,699	$55,869	$57,780

Deposits increased $84.9 million to $1.38 billion at March 31, 2021 from $1.30 billion at December 31, 2020. The increase was in non-maturity deposits which more than offset the decrease of $23.8 million in certificates of deposit.
The decrease in certificates of deposit was due to the Company choosing not to match higher rate local retail certificate competition.

Review of Operations

Net interest income was $12.8 million for the first quarter ended March 31, 2021 compared to $13.4 million for the fourth quarter ended December 31, 2020 and $12.7 million for the quarter ended March 31, 2020. The net interest margin (“NIM”) decreased to 3.31% in the first quarter ended March 31, 2021 compared to 3.51% for the fourth quarter ended December 31, 2020. The decrease in NIM was primarily due to a larger percentage of lower yielding interest-bearing cash which lowered NIM by 11 basis points, lower yields on loans and securities, the impact of higher yielding loans being replaced by lower yielding investment securities, partially offset by the decrease in liability costs. The net interest margin for the current quarter also reflected a decrease in accretion on purchased credit impaired loans and an increased accretion on SBA PPP loans. Net interest income was negatively impacted by two fewer days in the quarter, which decreased net interest income approximately $0.3 million.

The net interest margin decreased to 3.31% for the quarter ended March 31, 2021 from 3.64% for the quarter ended March 31, 2020. This decrease is largely due to the Federal Reserve decreasing interest rates 125 basis points in six days in March 2020, which resulted in lower loan and security yields, partially offset by lower deposit costs. Approximately half of the decrease is due to uninvested liquidity.

The table below shows the impact of accretion related to purchased credit impaired loans and SBA PPP loans on interest income and NIM.

Net interest income and net interest margin analysis:
(in thousands, except yields and rates)

	Three months ended
	March 31, 2021		December 31, 2020		September 30, 2020		June 30, 2020		March 31, 2020
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
As reported	$12,764	3.31%	$13,372	3.51%	$11,909	3.11%	$12,303	3.34%	$12,671	3.64%
Less non-accretable difference realized as interest from payoff of purchased credit impaired loans	$(58)	(0.02)%	$(324)	(0.08)%	$(130)	(0.03)%	$(196)	(0.05)%	$(1,043)	(0.30)%
Less accelerated accretion from payoff of certain PCI loans with transferred non-accretable differences	$(90)	(0.02)%	$(872)	(0.23)%	$—	—%	$(99)	(0.03)%	$—	—%
Less scheduled accretion interest	$(266)	(0.07)%	$(252)	(0.07)%	$(276)	(0.07)%	$(247)	(0.07)%	$(233)	(0.07)%
Without loan purchase accretion	$12,350	3.20%	$11,924	3.13%	$11,503	3.01%	$11,761	3.19%	$11,395	3.27%
Less SBA PPP net loan fee accretion	$(1,750)	(0.45)%	$(985)	(0.26)%	$(643)	(0.17)%	$(500)	(0.14)%	$—	—%
Without SBA PPP purchase and net loan fee accretion	$10,600	2.75%	$10,939	2.87%	$10,860	2.84%	$11,261	3.05%	$11,395	3.27%

The table below lists the SBA PPP loans and net deferred loan fee accretion balances related to 2020 and 2021 SBA PPP loan originations:

	March 31, 2021		December 31, 2020
	Balance	Net Deferred Fee Income	Balance	Net Deferred Fee Income
SBA PPP loans - Round 1	$71,464	$1,290	$123,702	$2,991
SBA PPP loans - Round 2	47,467	1,721	—	—
Total SBA PPP loans	$118,931	$3,011	$123,702	$2,991

The Bank’s current pipeline would add an additional $7 million of new SBA PPP loans and the Bank should collect an additional $1.6 million in fee income as not all fees associated with loans closed in the first quarter of 2021 were received at March 31, 2021.

The Bank continued to manage deposit interest rates, as various non-maturity deposit product rates were reduced, and interest rates on new and renewed certificates of deposit were lower than the previous quarter. These actions reduced the cost of deposits by 11 basis points in the quarter. At March 31, 2021, the Bank had approximately $160 million of certificate of deposit accounts maturing in 2021 with a weighted average cost of approximately 1.1% and approximately $110 million of certificate of deposit accounts maturing in 2022 with a weighted average cost of approximately 2.0%. The 2021 maturities are approximately evenly spread throughout the year, with approximately 85% of the 2022 maturities occurring in the first half of 2022. The approximate weighted average cost of new certificates in the first quarter of 2021 was below 0.5%.

Loan loss provisions were zero for the quarter ended March 31, 2021 compared to $2.5 million for the quarter ended December 31, 2020 and $2.0 million one year earlier. During the quarter ended March 31, 2021, asset quality improved as indicated by a lower level of non-performing assets, substandard assets and lower loan deferrals under Section 4013 of the Cares Act. This, along with reduced overall loan balances, resulted in an adequate ALLL without recording any loan loss provision in the quarter. Additionally, both the December 31, 2020 and March 31, 2020 quarters had provisions related to increases in Q-Factors related to COVID-19. With decreases in loan deferrals and improvements in general economic conditions, no such Q-factor increase was applied in the quarter ended March 31, 2021. To a lesser extent, the quarters ended December 31, 2020 and March 31, 2020 also had provisions related to loan growth.

Non-interest income decreased $0.6 million in the quarter ended March 31, 2021 to $4.2 million compared to $4.8 million in the quarter ended December 31, 2020 and increased $0.6 million from the quarter ended March 31, 2020. The decrease in the first quarter compared to the fourth quarter was largely due to a modest reduction in gain on sale of loans. This modest reduction was due to the impact of higher interest rates, which slowed refinancing activity and, to a lesser extent, colder weather, which slowed customer purchase activity. The increase during the quarter compared to the year ago quarter was largely due to higher gain on sale of loans, partially offset by the sale of Wells Insurance Agency in the second quarter of 2020 resulting in no insurance commission income in the first quarter of 2021.

Total non-interest expense decreased $1.3 million in the first quarter of 2021 to $9.5 million compared to $10.8 million for the quarter ended December 31, 2020 and $10.7 million for the quarter ended March 31, 2020. The decrease from the fourth quarter was largely due to the reversal of $0.9 million of previously recorded MSR impairment, compared to MSR impairment recorded in the fourth quarter of $0.3 million. This decrease in the first quarter of 2021 was offset by $0.1 million in debt termination charges and a $0.16 million increase in compensation expense, largely due to higher payroll taxes and benefit costs. In addition, the fourth quarter of 2020 had $0.2 million of costs related to the closure of 3 branches in mid-November.

Provisions for income taxes, with record earnings, increased to $1.9 million in the first quarter of 2021 from the fourth quarter of 2020 at $1.2 million. The effective tax rate for the most recent quarter was 26.1% compared to 25.9% for the prior quarter, and 26.4% for the comparable prior year quarter.

These financial results are preliminary until the Form 10-Q is filed in May 2021.

About the Company
Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 25 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, Ag operators and consumers, including residential mortgage loans.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include the conditions in the financial markets and economic conditions generally; adverse impacts to the Company or Bank arising from the COVID-19 pandemic; the possibility of a deterioration in the residential real estate markets; interest rate risk; lending risk; the sufficiency of loan allowances; changes in the fair value or ratings downgrades of our securities; competitive pressures among depository and other financial institutions; our ability to maintain our reputation; our ability to realize the benefits of net deferred tax assets; our ability to maintain or increase our market share; acts of terrorism and political or military actions by the United States or other governments; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; increases in FDIC insurance premiums or special assessments by the FDIC; disintermediation risk; our inability to obtain needed liquidity; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating the acquired business operations or fully realizing the cost savings and other benefits; our ability to raise capital needed to fund growth or meet regulatory requirements; the possibility that our internal controls and procedures could fail or be circumvented; our ability to attract and retain key personnel; our ability to keep pace with technological change; cybersecurity risks; changes in federal or state tax laws; changes in accounting principles, policies or guidelines and their impact on financial performance; restrictions on our ability to pay dividends; and the potential volatility of our stock price. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on March 8, 2021 and the Company’s subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as net income as adjusted, net income as adjusted per share, tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets, return on average tangible common equity and return on average tangible common equity as adjusted, which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.

Net income as adjusted and net income as adjusted per share are non-GAAP measures that eliminate the impact of certain expenses such as acquisition and branch closure costs and related data processing termination fees, legal costs, severance pay, accelerated depreciation expense and lease termination fees, the gain on sale of branch deposits and fixed assets and the net impact of the Tax Cuts and Jobs Act of 2017, which management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms. These costs are unique to each transaction based on the contracts in existence at the merger date. Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity are non-GAAP measures that eliminate the impact of preferred stock equity, goodwill and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

(CZWI-ER)

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except shares and per share data)

	March 31, 2021 (unaudited)	December 31, 2020 (audited)	March 31, 2020 (unaudited)
Assets
Cash and cash equivalents	$196,039	$119,440	$41,347
Other interest-bearing deposits	2,016	3,752	4,006
Securities available for sale “AFS”	185,160	144,233	163,435
Securities held to maturity “HTM”	57,419	43,551	10,767
Equity securities with readily determinable fair value	297	200	163
Other investments	15,069	14,948	14,999
Loans receivable	1,192,126	1,237,581	1,180,951
Allowance for loan losses	(16,860)	(17,043)	(11,835)
Loans receivable, net	1,175,266	1,220,538	1,169,116
Loans held for sale	2,267	3,075	3,281
Mortgage servicing rights, net	3,999	3,252	3,728
Office properties and equipment, net	21,081	21,165	21,066
Accrued interest receivable	5,464	5,652	4,822
Intangible assets	5,095	5,494	7,175
Goodwill	31,498	31,498	31,498
Foreclosed and repossessed assets, net	85	197	1,432
Bank owned life insurance (“BOLI”)	23,837	23,684	23,205
Other assets	7,702	8,416	5,124
TOTAL ASSETS	$1,732,294	$1,649,095	$1,505,164
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,380,202	$1,295,256	$1,180,055
Federal Home Loan Bank (“FHLB”) advances	115,481	123,498	123,477
Other borrowings	58,354	58,328	43,576
Other liabilities	17,595	11,449	10,123
Total liabilities	1,571,632	1,488,531	1,357,231
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000; 10,893,872; 11,056,349 and 11,151,009 shares issued and outstanding, respectively	109	111	112
Additional paid-in capital	125,005	126,704	127,732
Retained earnings	35,783	32,809	22,690
Unearned deferred compensation	(1,239)	(550)	(992)
Accumulated other comprehensive income (loss)	1,004	1,490	(1,609)
Total stockholders’ equity	160,662	160,564	147,933
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,732,294	$1,649,095	$1,505,164
        Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31, 2021 (unaudited)	December 31, 2020 (unaudited)	March 31, 2020 (unaudited)
Interest and dividend income:
Interest and fees on loans	$14,517	$15,463	$15,459
Interest on investments	1,103	1,052	1,449
Total interest and dividend income	15,620	16,515	16,908
Interest expense:
Interest on deposits	1,714	1,958	3,180
Interest on FHLB and FRB borrowed funds	411	428	508
Interest on other borrowed funds	731	757	549
Total interest expense	2,856	3,143	4,237
Net interest income before provision for loan losses	12,764	13,372	12,671
Provision for loan losses	—	2,500	2,000
Net interest income after provision for loan losses	12,764	10,872	10,671
Non-interest income:
Service charges on deposit accounts	398	496	560
Interchange income	530	520	464
Loan servicing income	893	1,014	685
Gain on sale of loans	1,595	2,108	780
Loan fees and service charges	278	342	477
Insurance commission income	—	—	279
Net gains on investment securities	235	13	73
Other	247	277	285
Total non-interest income	4,176	4,770	3,603
Non-interest expense:
Compensation and related benefits	5,596	5,440	5,435
Occupancy	992	1,017	1,006
Office	390	502	543
Data processing	1,276	1,255	1,017
Amortization of intangible assets	399	399	412
Mortgage servicing rights expense	(450)	720	736
Advertising, marketing and public relations	163	165	239
FDIC premium assessment	165	148	68
Professional services	521	438	604
Gains on repossessed assets, net	(117)	(64)	(68)
Other	554	806	739
Total non-interest expense	9,489	10,826	10,731
Income before provision for income taxes	7,451	4,816	3,543
Provision for income taxes	1,945	1,246	937
Net income attributable to common stockholders	$5,506	$3,570	$2,606
Per share information:
Basic earnings	$0.50	$0.32	$0.23
Diluted earnings	$0.50	$0.32	$0.23
Cash dividends paid	$0.23	$—	$0.21
Book value per share at end of period	$14.75	$14.52	$13.27
Tangible book value per share at end of period (non-GAAP)	$11.39	$11.18	$9.80
Note: Certain items previously reported were reclassified for consistency with the current presentation.

Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020	December 31, 2020

GAAP pretax income	$7,451	$4,816	$3,543	$17,280
Branch closure costs (1)	—	165	—	165
Net gain on sale of acquired business lines (2)	—	—	—	(432)
Settlement proceeds (3)	—	—	—	(131)
FHLB borrowings prepayment fee (4)	102	—	—	—
Pretax income as adjusted (5)	7,553	4,981	3,543	16,882
Provision for income tax on net income as adjusted (6)	1,971	1,290	937	4,457
Net income as adjusted after income taxes (non-GAAP) (5)	$5,582	$3,691	$2,606	$12,425
GAAP diluted earnings per share, net of tax	$0.50	$0.32	$0.23	$1.14
Branch closure costs, net of tax	—	0.01	—	0.01
Net gain on sale of acquired business lines	—	—	—	(0.03)
Settlement proceeds	—	—	—	(0.01)
FHLB borrowings prepayment fee	$0.01	—	—	—
Diluted earnings per share, as adjusted, net of tax (non-GAAP)	$0.51	$0.33	$0.23	$1.11

Average diluted shares outstanding	10,985,994	11,128,628	11,219,660	11,161,811

(1) Branch closure costs include severance pay recorded in compensation and benefits, accelerated depreciation expense and lease termination fees included in occupancy and other costs included in other non-interest expense in the consolidated statement of operations.
(2) Net gain on sale of acquired business lines resulted from (1) the sale of Wells Insurance Agency and (2) the termination and sale of the wealth management business line sales contract acquired in a former acquisition.
(3) Settlement proceeds includes litigation income from a JP Morgan Residential Mortgage-Backed Security (RMBS) claim. This distribution represents a supplement to the proceeds received in March 2017 from a JP Morgan RMBS previously owned by the Bank and sold in 2011.
(4) FHLB borrowings prepayment fee resulted from the early termination of $8 million in FHLB borrowings at a weighted average rate of 2.19% and weighted average maturity of 8.75 months included in other non-interest expense in the consolidated statement of operations.
(5) Net income as adjusted is a non-GAAP measure that management believes enhances the market’s ability to assess the underlying business performance and trends related to core business activities.
(6) Provision for income tax on net income as adjusted is calculated at our effective tax rate for each respective period presented.

Loan Composition (in thousands)	March 31, 2021	December 31, 2020	March 31, 2020
Originated Loans:
Commercial/Agricultural real estate:
Commercial real estate	$365,603	$351,113	$313,147
Agricultural real estate	38,140	31,741	35,652
Multi-family real estate	111,503	112,731	89,474
Construction and land development	83,936	91,241	81,685
C&I/Agricultural operating:
Commercial and industrial	76,693	95,290	85,249
Agricultural operating	21,149	24,457	22,700
Residential mortgage:
Residential mortgage	82,285	86,283	102,854
Purchased HELOC loans	5,291	6,260	7,601
Consumer installment:
Originated indirect paper	23,186	25,851	36,414
Other consumer	10,951	12,056	15,080
Originated loans before SBA PPP loans	818,737	837,023	789,856
SBA PPP loans	118,931	123,702	—
Total originated loans	$937,668	$960,725	$789,856
Acquired Loans:
Commercial/Agricultural real estate:
Commercial real estate	$149,586	$156,562	$207,003
Agricultural real estate	32,427	37,054	47,766
Multi-family real estate	7,485	9,421	13,509
Construction and land development	6,796	7,276	14,233
C&I/Agricultural operating:
Commercial and industrial	19,240	21,263	36,757
Agricultural operating	7,101	8,328	15,240
Residential mortgage:
Residential mortgage	40,046	45,103	62,957
Consumer installment:
Other consumer	913	1,157	2,104
Total acquired loans	$263,594	$286,164	$399,569
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$515,189	$507,675	$520,150
Agricultural real estate	70,567	68,795	83,418
Multi-family real estate	118,988	122,152	102,983
Construction and land development	90,732	98,517	95,918
C&I/Agricultural operating:
Commercial and industrial	95,933	116,553	122,006
Agricultural operating	28,250	32,785	37,940
Residential mortgage:
Residential mortgage	122,331	131,386	165,811
Purchased HELOC loans	5,291	6,260	7,601
Consumer installment:
Originated indirect paper	23,186	25,851	36,414
Other consumer	11,864	13,213	17,184
Gross loans before SBA PPP loans	1,082,331	1,123,187	1,189,425
SBA PPP loans	118,931	123,702	—
Gross loans	$1,201,262	$1,246,889	$1,189,425
Unearned net deferred fees and costs and loans in process	(4,487)	(4,245)	(510)
Unamortized discount on acquired loans	(4,649)	(5,063)	(7,964)
Total loans receivable	$1,192,126	$1,237,581	$1,180,951

Nonperforming Originated and Acquired Assets
(in thousands, except ratios)

	March 31, 2021 and Three Months Ended	December 31, 2020 and Three Months Ended	March 31, 2020 and Three Months Ended
Nonperforming assets:
Originated nonperforming assets:
Nonaccrual loans	$2,344	$3,649	$4,017
Accruing loans past due 90 days or more	391	415	1,174
Total originated nonperforming loans (“NPL”)	2,735	4,064	5,191
Other real estate owned (“OREO”)	—	63	337
Other collateral owned	28	41	20
Total originated nonperforming assets (“NPAs”)	$2,763	$4,168	$5,548
Acquired nonperforming assets:
Nonaccrual loans	$6,335	$7,098	$12,073
Accruing loans past due 90 days or more	145	171	496
Total acquired nonperforming loans (“NPL”)	6,480	7,269	12,569
Other real estate owned (“OREO”)	57	93	1,075
Other collateral owned	—	—	—
Total acquired nonperforming assets (“NPAs”)	$6,537	$7,362	$13,644
Total nonperforming assets (“NPAs”)	$9,300	$11,530	$19,192
Loans, end of period	$1,192,126	$1,237,581	$1,180,951
Total assets, end of period	$1,732,294	$1,649,095	$1,505,164
Ratios:
Originated NPLs to total loans	0.23%	0.33%	0.44%
Acquired NPLs to total loans	0.54%	0.59%	1.06%
Originated NPAs to total assets	0.16%	0.25%	0.37%
Acquired NPAs to total assets	0.38%	0.45%	0.91%
Nonperforming Total Assets
(in thousand, except ratios)

	March 31, 2021 and Three Months Ended	December 31, 2020 and Three Months Ended	March 31, 2020 and Three Months Ended
Nonperforming assets:
Nonaccrual loans
Commercial real estate	$760	$827	$3,505
Agricultural real estate	4,511	5,084	7,162
Commercial and industrial (“C&I”)	391	357	1,360
Agricultural operating	764	1,872	1,739
Residential mortgage	2,167	2,451	2,139
Consumer installment	86	156	185
Total nonaccrual loans	$8,679	$10,747	$16,090
Accruing loans past due 90 days or more	536	586	1,670
Total nonperforming loans (“NPLs”)	9,215	11,333	17,760
Foreclosed and repossessed assets, net	85	197	1,432
Total nonperforming assets (“NPAs”)	$9,300	$11,530	$19,192
Troubled Debt Restructurings (“TDRs”)	$17,442	$18,477	$12,088
Nonaccrual TDRs	$5,690	$6,735	$7,711
Loans, end of period	$1,192,126	$1,237,581	$1,180,951
Total assets, end of period	$1,732,294	$1,649,095	$1,505,164
Ratios:
NPLs to total loans	0.77%	0.92%	1.50%
NPAs to total assets	0.54%	0.70%	1.28%

Deposit Composition
(in thousands)

	March 31, 2021	December 31, 2020	March 31, 2020
Non-interest bearing demand deposits	$257,042	$238,348	$150,139
Interest bearing demand deposits	352,302	301,764	242,824
Savings accounts	222,448	196,348	161,038
Money market accounts	258,942	245,549	243,715
Certificate accounts	289,468	313,247	382,339
Total deposits	$1,380,202	$1,295,256	$1,180,055

Average balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three months ended March 31, 2021			Three months ended December, 31 2020			Three months ended March, 31 2020
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$129,642	$29	0.09%	$79,225	$21	0.11%	$31,069	$118	1.53%
Loans receivable	1,213,562	14,517	4.85%	1,240,895	15,463	4.96%	1,172,246	15,459	5.30%
Interest bearing deposits	3,437	20	2.36%	3,752	23	2.44%	4,362	27	2.49%
Investment securities (1)	202,981	885	1.77%	176,802	824	1.85%	179,287	1,131	2.54%
Other investments	15,038	169	4.56%	15,015	184	4.88%	15,006	173	4.64%
Total interest earning assets (1)	$1,564,660	$15,620	4.05%	$1,515,689	$16,515	4.33%	$1,401,970	$16,908	4.85%
Average interest bearing liabilities:
Savings accounts	$197,647	$83	0.17%	$187,474	$87	0.18%	$154,596	$151	0.39%
Demand deposits	330,674	251	0.31%	285,001	200	0.28%	234,822	375	0.64%
Money market accounts	254,120	202	0.32%	243,631	206	0.34%	236,470	609	1.04%
CD’s	266,044	1,043	1.59%	284,728	1,304	1.82%	354,095	1,846	2.10%
IRA’s	40,877	135	1.34%	41,493	161	1.54%	42,695	199	1.87%
Total deposits	$1,089,362	$1,714	0.64%	$1,042,327	$1,958	0.75%	$1,022,678	$3,180	1.25%
FHLB advances and other borrowings	180,635	1,142	2.56%	182,463	1,185	2.58%	146,810	1,057	2.90%
Total interest bearing liabilities	$1,269,997	$2,856	0.91%	$1,224,790	$3,143	1.02%	$1,169,488	$4,237	1.46%
Net interest income		$12,764			$13,372			$12,671
Interest rate spread			3.14%			3.31%			3.39%
Net interest margin (1)			3.31%			3.51%			3.64%
Average interest earning assets to average interest bearing liabilities			1.23			1.24			1.20

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the quarters ended March 31, 2021, December 31, 2020 and March 31, 2020. The FTE adjustment to net interest income included in the rate calculations totaled $1, $1 and $0 thousand for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively.

The following table reports key financial metric ratios based on a net income and net income as adjusted basis:

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Ratios based on net income:
Return on average assets (annualized)	1.33%	0.87%	0.69%
Return on average equity (annualized)	13.97%	8.93%	7.01%
Return on average tangible common equity[5] (annualized)	18.14%	11.67%	11.45%
Efficiency ratio	56%	60%	66%
Net interest margin with loan purchase accretion	3.31%	3.51%	3.64%
Net interest margin without loan purchase accretion	3.20%	3.13%	3.27%
Ratios based on net income as adjusted (non-GAAP):
Return on average assets as adjusted[2] (annualized)	1.35%	0.90%	0.69%
Return on average equity as adjusted[3] (annualized)	14.16%	9.24%	7.01%
Return on average tangible common equity as adjusted[5] (annualized)	18.39%	12.06%	9.50%
Efficiency ratio[4] as adjusted (non-GAAP)	55%	59%	66%

Reconciliation of Return on Average Assets as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31 2020

GAAP earnings after income taxes	$5,506	$3,570	$2,606
Net income as adjusted after income taxes (non-GAAP) (1)	$5,582	$3,691	$2,606
Average assets	$1,682,064	$1,634,459	$1,516,957
Return on average assets (annualized)	1.33%	0.87%	0.69%
Return on average assets as adjusted (non-GAAP) (annualized)	1.35%	0.90%	0.69%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Equity as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31 2020

GAAP earnings after income taxes	$5,506	$3,570	$2,606
Net income as adjusted after income taxes (non-GAAP) (1)	$5,582	$3,691	$2,606
Average equity	$159,881	$158,968	$149,441
Return on average equity (annualized)	13.97%	8.93%	7.01%
Return on average equity as adjusted (non-GAAP) (annualized)	14.16%	9.24%	7.01%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Tangible Common Equity and Reconciliation of Return on Average Tangible Common Equity, as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Total stockholders’ equity	$160,662	$160,564	$147,790
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(5,095)	(5,494)	(6,293)
Tangible common equity (non-GAAP)	$124,069	$123,572	$109,999
Average tangible common equity (non-GAAP)	$123,088	$121,752	$110,364
GAAP earnings after income taxes	$5,506	$3,570	$2,606
Net income as adjusted after income taxes (non-GAAP) (1)	$5,582	$3,691	$2,606
Return on average tangible common equity (annualized)	18.14%	11.67%	9.50%
Return on average tangible common equity as adjusted (non-GAAP) (annualized)	18.39%	12.06%	9.50%

(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Efficiency Ratio as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31 2020

Non-interest expense (GAAP)	$9,489	$10,826	$10,731
Branch Closure Costs (1)	—	(165)	—
FHLB borrowings prepayment fee (1)	(102)	—	—
Non-interest expense as adjusted (non-GAAP)	9,387	10,661	10,731
Non-interest income	4,176	4,770	3,603
Net interest margin	12,764	13,372	12,671
Efficiency ratio denominator (GAAP)	$16,940	$18,142	$16,274
Net gain on acquired business lines (1)	—	—	—
Settlement proceeds (1)	—	—	—
Efficiency ratio denominator (non-GAAP)	$16,940	$18,142	$16,274
Efficiency ratio (GAAP)	56%	60%	66%
Efficiency ratio as adjusted (non-GAAP)	55%	59%	66%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of tangible book value per share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	March 31, 2021	December 31, 2020	March 31, 2020
Total stockholders’ equity	$160,662	$160,564	$147,933
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(5,095)	(5,494)	(7,175)
Tangible common equity (non-GAAP)	$124,069	$123,572	$109,260
Ending common shares outstanding	10,893,872	11,056,349	11,151,009
Book value per share	$14.75	$14.52	$13.27
Tangible book value per share (non-GAAP)	$11.39	$11.18	$9.80

Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	March 31, 2021	December 31, 2020	March 31, 2020
Total stockholders’ equity	$160,662	$160,564	$147,933
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(5,095)	(5,494)	(7,175)
Tangible common equity (non-GAAP)	$124,069	$123,572	$109,260
Total Assets	$1,732,294	$1,649,095	$1,505,164
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(5,095)	(5,494)	(7,175)
Tangible Assets (non-GAAP)	$1,695,701	$1,612,103	$1,466,491
Less SBA PPP Loans	(118,931)	(123,702)	—
Tangible Assets, excluding SBA PPP Loans (non-GAAP)	$1,576,770	$1,488,401	$1,466,491
Total stockholders’ equity to total assets ratio	9.27%	9.74%	9.83%
Tangible common equity as a percent of tangible assets (non-GAAP)	7.32%	7.67%	7.45%
Tangible common equity as a percent of tangible assets, excluding SBA PPP Loans (non-GAAP)	7.87%	8.30%	7.45%

1Net income as adjusted and net income as adjusted per share are non-GAAP financial measures that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)”.
2Return on average assets as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average assets. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Assets as Adjusted (non-GAAP)”.
3Return on average equity as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average equity. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Equity as Adjusted (non-GAAP)”.
4The efficiency ratio as adjusted (non-GAAP) is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and the Company’s ability to use what it has to generate the most profit possible for shareholders relative to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Efficiency Ratio as Adjusted (non-GAAP)”.
5Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets, return on tangible common equity and return on tangible common equity as adjusted are non-GAAP measures that management believes enhances investors’ ability to better understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of tangible book value per share (non-GAAP)”, “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”, and “Reconciliation of return on average tangible common equity and Reconciliation of Return on Average Tangible Common Equity as Adjusted (non-GAAP)”.